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                      CERTIFICATION PURSUANT TO
                       18 U.S.C. SECTION 1350
                       AS ADOPTED PURSUANT TO
            SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Alfa International
Corp. on Form 10-QSB for the period ending September 30, 2003
(the Report), as filed with the Securities and Exchange
Commission on the date hereof, the undersigned certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

        (1) The Report fully complies with the requirements of
section 13(a) or 15(d) of the Securities Exchange Act of 1934;
and

        (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of Alfa International Corp.

/s/Frank J. Drohan
------------------
Frank J. Drohan
Chief Executive & Financial Officer

November 19, 2003

The originally executed copy of this Certification will be maintained at the Company's offices and will be made available for inspection upon request.